Exhibit 10.1
FIRST AMENDMENT TO THE
QUANEX CORPORATION EMPLOYEES’ PENSION PLAN
THIS AGREEMENT by Quanex Corporation (the “Sponsor”) effective as of the 1st day of January 2007 or as otherwise set forth in the specific provision,
W I T N E S S E T H:
WHEREAS, the Sponsor maintains the Quanex Corporation Employees’ Pension Plan (the “Plan”);
WHEREAS, the Sponsor reserved the right in Section 10.01 to amend the Plan; and
WHEREAS, the Sponsor has determined to amend the Plan;
NOW, THEREFORE, the Plan is hereby amended as set forth below:
1. Effective January 1, 2007, Section 1.22 of the Plan is completely amended and restated to provide as follows:
1.22 “Eligible Employee” means an Employee who (a) is classified by the Sponsor as (1) working at the Sponsor’s Corporate Office in Houston, Texas; (2) working at or for the Sponsor’s MACSTEEL group office in Jackson, Michigan and compensated on a salaried basis; (3) working at or for the Sponsor’s MACSTEEL operating unit in Jackson, Michigan and compensated on a salaried basis; (4) working at or for the Sponsor’s MACSTEEL operating unit in Fort Smith, Arkansas and compensated on a salaried basis; (5) working at or for the Sponsor’s MACSTEEL Heat Treating operating unit in Huntington, Indiana and compensated on a salaried or hourly basis; (6) working at or for the Sponsor’s Nichols Aluminum Casting division and compensated on a salaried basis; (7) working at or for the Sponsor’s Homeshield-Chatsworth division and compensated on a salaried or hourly basis; (8) working at or for the Sponsor’s Homeshield-Rice Lake division and compensated on a salaried or hourly basis; (9) working at or for the Sponsor’s Homeshield-The Dalles division and compensated on a salaried or hourly basis; (10) working at or for the Sponsor’s Nichols Aluminum Lincolnshire division and compensated on a salaried basis; (11) working at its Homeshield-Dubuque division and compensated on a salaried or hourly basis; (12) working at or for the Sponsor’s Nichols Aluminum General Office and compensated on a salaried basis; (13) working at or for the Sponsor’s Nichols Aluminum Davenport division and compensated on a salaried basis; or (14) working at or for the Sponsor’s MACSTEEL NitroSteel division and compensated on a salaried or hourly basis; or (b) is an Employee of MACSTEEL Monroe, Inc. and compensated on a salaried basis; (c) is an Employee of Nichols Aluminum-Alabama, Inc. and compensated on a salaried basis; (d) is an Employee of Colonial Craft, Inc. working at or for its Homeshield-Mounds View or Homeshield-Luck divisions and compensated on a salaried or hourly basis; (e) is an Employee of Imperial Products, Inc. working at its Homeshield-Richmond divisions and compensated on a salaried or hourly basis; (f) is an Employee of Mikron Industries, Inc. and compensated on a salaried or hourly basis; (g) is an Employee of Mikron Washington LLC and compensated on a salaried or hourly basis; (h) is an Employee of Besten Equipment, Inc. and compensated on a salaried or hourly basis; (i) is an Employee of TruSeal Technologies, Inc. and compensated on a salaried basis or (j) effective February 1, 2007, is an Employee of MacSteel Atmosphere Annealing, Inc. and compensated on a salaried or hourly basis.
2. Effective January 1, 2007, Sections 1.30, 1.31, 1.32, 1.33, 1.34, 1.35, 1.36, 1.37, 1.38, 1.39, 1.40, 1.41, 1.42, 1.43, 1.44, 1.45, 1.46, 1.47, 1.48, 1.49, 1.50, 1.51, 1.52, 1.53, 1.54, 1.55, 1.56, 1.57, 1.58, 1.59, 1.60, 1.61, 1.62, 1.63, 1.64, 1.65, 1.66, 1.67, 1.68 and 1.69 are hereby renumbered as 1.31, 1.32, 1.33, 1.34, 1.35, 1.36, 1.37, 1.38, 1.39, 1.40, 1.41, 1.42, 1.43, 1.44, 1.45, 1.46, 1.47, 1.48, 1.49, 1.50, 1.51, 1.52, 1.53, 1.54, 1.55, 1.56, 1.57, 1.58, 1.59, 1.60, 1.61, 1.62, 1.63, 1.64, 1.65, 1.66, 1.67, 1.68, 1.69 and 1.70, respectively.
3. Effective January 1, 2007, a new Section 1.30 is hereby added to the Plan to provide as follows.
1.30 “Grandfathered Cash Balance Member” means a Cash Balance Member who for January 1, 2007, was classified by the Sponsor as: (1) working at or for the Sponsor’s Nichols Aluminum Casting division and compensated on a salaried basis; (2) working at or for the Sponsor’s Homeshield-Chatsworth division and compensated on a salaried or hourly basis; (3) working at or for the Sponsor’s Homeshield-Rice Lake division and compensated on a salaried or hourly basis; (4) working at or for the Sponsor’s Homeshield-The Dalles division and compensated on a salaried or hourly basis; (5) working at its Homeshield-Dubuque division and compensated on a salaried or hourly basis; (6) working at or for the Sponsor’s Nichols Aluminum Lincolnshire division and compensated on a salaried basis; (7) working at or for the Sponsor’s Nichols Aluminum General Office and compensated on a salaried basis; (8) working at or for the Sponsor’s Nichols Aluminum Davenport division and compensated on a salaried basis; (9) an Employee of Nichols Aluminum-Alabama, Inc. compensated on a salaried basis; (10) an Employee of Colonial Craft, Inc. working at or for its Homeshield-Mounds View or Homeshield-Luck divisions and is compensated on a salaried or hourly basis; and (11) an Employee of Imperial Products, Inc. working at or for its Homeshield-Richmond division compensated on a salaried or hourly basis.
4. Effective January 1, 2007, Section 1.41 of the Plan, as renumbered herein, is completely amended and restated to provide as follows:
1.41 “Notional Employer Contribution” means the percentage of a Member’s Compensation accrued for a Plan Year, or portion thereof, in a Member’s Account as provided under Section 3.02. Effective as of January 1,

2007, such percentage shall equal 4% of the Member’s Compensation for a Plan Year; provided, however, that such percentage for the Grandfathered Cash Balance Members described in the chart below shall equal the percentage corresponding to such Member as reflected in the chart below:

For a Grandfathered Cash	For such	For such members
Balance Member who was	Members who are	who are hourly
working at or for the following on	salaried	compensated
January 1, 2007	Employees	Employees
Homeshield — Mounds View	5%	5.5%
Homeshield — Luck	5%	5.5%
Homeshield — Chatsworth	5%	6.5%
Homeshield — Rice Lake	5%	6.5%
Homeshield — The Dalles	5%	6.5%
Homeshield — Dubuque	5%	6.5%
Nichols Aluminum — Davenport & General Office	5%	N/A
Nichols Aluminum — Casting	5%	N/A
Nichols Aluminum — Lincolnshire	5%	N/A
Nichols Aluminum — Alabama	5%	N/A
If a Grandfathered Cash Balance Member is transferred from the division or subsidiary at which or for which such Member was working on January 1, 2007, the Notional Employer Contribution for such Member shall continue to be based on the percentage that is provided to Grandfathered Cash Balance Members who were working at or for such division or subsidiary on January 1, 2007, until such Member Separates From Service and incurs a Period of Severance of at least one year. If an Employee who is a Grandfathered Cash Balance Member Separates From Service, incurs a Period of Severance of at least one year, is reemployed by an adopting Employer of the Plan, and is eligible to recommence participation in the Plan, such Employee shall be a Cash Balance Member but will no longer be a Grandfathered Cash Balance Member.
5. Effective as of May 1, 2007, each reference to “Option D” in Sections 5.01(a)(2) and 5.01(b)(2) shall be changed to a reference to “Option E”.
6. Effective as of May 1, 2007, Section 6.07 of the Plan is hereby amended and restated to provide as follows:
6.07 Optional Forms Of Distribution. Subject to the provisions of Sections 6.03 and 6.05, a Member may elect another pension which is the Actuarial Equivalent of his Accrued Benefit, limited however, to one of the following options:

(a) Option A. A pension under which the Member shall receive equal monthly payments for his life with no minimum number of payments guaranteed. (This is the normal form of payment of benefits under the Plan.)
(b) Option B. A last survivor pension under which the Member shall receive 85 percent of the monthly pension benefit otherwise payable under Option A, and upon the death of the Member, the Beneficiary shall receive 1/2 of the monthly pension benefit paid to the Member prior to his death; provided however, that if the Beneficiary is younger than the Member, the 85 percent factor shall be reduced by one percent for each full year’s difference in the age of the Member and the Beneficiary, and if the Beneficiary is older than the Member, the 85 percent factor shall be increased by one percent for each full year’s difference in the age of the Member and the Beneficiary (up to a maximum of 100 percent).
(c) Option C. A last survivor pension under which the Member shall receive a monthly pension reduced from the monthly pension benefit otherwise payable under Option A, and upon the death of the Member, the Beneficiary shall receive a monthly pension benefit equal to that paid to the Member.
(d) Option D. A last survivor pension under which the Member shall receive a monthly pension reduced from the monthly pension benefit otherwise payable under Option A, and upon the death of the Member, the Beneficiary shall receive a monthly pension benefit equal to 75 percent of that paid to the Member.
(e) Option E. A reduced monthly pension payable to the Member during his lifetime, provided that, if the Member dies prior to his receipt of an amount equal to 120 monthly payments, the then Present Value of the remainder of such 120 monthly payments shall be payable to his Beneficiary in a lump sum. If a Member first became eligible to participate in the Plan on or after November 3, 2005, his reduced monthly pension shall be the Actuarial Equivalent of his Accrued Benefit. If a Member was already a participant prior to November 3, 2005, his reduced monthly pension shall be the greater of (A) the Actuarial Equivalent of his Accrued Benefit or (B) an amount determined under the terms of the Plan applicable to Option D immediately prior to November 3, 2005. If the Member dies prior to his receipt of all of such 120 payments without having designated a Beneficiary, of if the Beneficiary predeceases the Member, the then Present Value of any remaining payments shall be paid in a lump sum to the Member’s estate. If the Beneficiary dies after the Member and before all of such 120 monthly payments have been made, the then Present Value of the unpaid balance of such payments shall be paid in a lump sum to the Beneficiary’s estate.
(f) Option F. In the case of an Hourly Pension Plan Participant, a lump sum payment if the requirements of Section 6.08 are satisfied.
(g) Option F. In the case of a Cash Balance Member, a lump sum payment.

Options B, C, D and E will not be available to any Member if the reduced pension is less than $10.00 per month.
If the monthly pension benefit payable to a Member, his Spouse or his Beneficiary would be less than $10.00 per month, quarterly payments equal in amount to three times the monthly benefit otherwise payable will be made in lieu of monthly payments, commencing on the date payments would otherwise commence to the payee.
Options B, C, D, E and F are not available to Hourly Pension Plan Participants.
Except otherwise as provided elsewhere in the Plan, any election shall be automatically revoked if either the Member or Beneficiary should die before the Member’s Annuity Starting Date.
If there is more than a 15-year age difference between the Member and his Beneficiary, then the amount payable pursuant to either Option B or Option C will be determined on an Actuarial Equivalent Basis.
In cases where the Beneficiary is a person other than the Member’s Spouse, the Beneficiary under either Option B, C or D must be of such age and sex that the amount payable to the Member will exceed 50 percent of the amount that would otherwise be payable if such Member had elected the normal form of benefit.
No pension can exceed the life of the Member or the life of the Member and his designated Beneficiary, or in the case of a period certain, the life expectancy of the Member or the life expectancy of the Member and his designated Beneficiary.
An election of an option available under this Section may be made, rescinded, or changed by a Member at any time prior to his Annuity Starting Date. An election of an option or a change or rescission of one must be made by executing and properly filing the form or forms approved by the Committee. Proof of age and other information may be required by the Committee.
No pension payable under the Plan shall exceed the life of the Member or the life of him and his Beneficiary, or in the case of a period certain, the life expectancy of the Member or the life expectancy of him and his Beneficiary.
If the Member’s Spouse dies before the Member’s Annuity Starting Date and an election or a failure to make an election under Section 6.05 would have caused such Member to receive a pension based upon his and his Spouse’s joint life expectancy, then the joint and survivor form of pension shall become inapplicable and, instead, the Member shall become entitled to the normal form of monthly pension. If the Member or his Spouse dies on or after his Annuity Starting Date, and he and his Spouse were to receive a joint and survivor annuity, such annuity shall continue in accordance with its terms and the amount of the pension shall not be increased thereby.

7. Effective as of the first day of the month following the adoption of this Amendment, Section 6.10 of the Plan is completely amended and restated to provide as follows:
6.10 Direct Rollover Option. To the extent required under Regulations, a Distributee has the right to direct that any portion of his Eligible Rollover Distribution will be directly paid in a Direct Rollover to an Eligible Retirement Plan specified by him that will accept the Eligible Rollover Distribution. Effective January 1, 2007, pursuant to Code section 402(c)(11), a designated beneficiary (as defined in Code section 401(a)(9)(E)) who is not the surviving Spouse of the Member may direct the Plan to make a direct trustee-to-trustee transfer of all or any portion of the deceased Member’s Account to an individual retirement plan described in Code section 402(c)(8)(B)(i) or 402(c)(8)(B)(ii) established for purposes of receiving the distribution on behalf of such individual, provided that such distribution satisfies all of the requirements to be an eligible rollover distribution (as described under the Code and the regulations and guidance issued thereunder) other than the requirement that the distribution be made to the Member’s or former Member’s Spouse. To the extent inconsistent with the terms and provisions of the Plan and this Section 6.10, the requirements of Code section 402(c)(11) and the regulations and guidance issued thereunder shall govern such rollovers by nonspouse Beneficiaries.
8. Effective 180 days following the adoption of this Amendment, Section 6.11 of the Plan is completely amended and restated to provide as follows:
6.11 Time of Payment of Distribution.
(a) Members Other than Cash Balance Members. Subject to Sections 6.03, 6.06 and 6.12, the benefit of a Member other than a Cash Balance Member shall be paid or commence to be paid by the first day of the third month coincident with or next following the later of (1) the date of his Separation From Service, or (2) the date on which he attains age 55; provided, however, that such Member may elect to have his Plan benefit paid or commence to be paid as of either (a) the first day of any subsequent month, or (b) the first day of the first or second month following the later of (i) the date of his Separation from Service, or (ii) the date on which he attains age 55.
(b) Cash Balance Members. Subject to Sections 6.03, 6.06 and 6.12, a Cash Balance Member’s Plan benefit may be paid or commence to be paid on the first day of the third month coincident with or next following the date of his Separation From Service; provided, however, that such Member may elect to have his Plan benefit paid or commence to be paid as of either (a) the first day of any subsequent month or (b) the first day of the first or second month following the date of his Separation from Service.

(c) Notwithstanding the foregoing provisions of this Section 6.11, in no event shall a Member’s Plan benefit be paid or commence to be paid later than the first day of the third month following the later of the month in which (1) the Member attains Normal Retirement Age, or (2) the Member’s final Separation from Service.
9. Effective 180 days following the adoption of this Amendment, Section 6.14 of the Plan is completely amended and restated to provide as follows:
6.14 Information Provided To Members. Information regarding the form of benefits available under the Plan shall be provided to Members in accordance with the following provisions:
(a) QJSA Notice and Notice of Right to Defer Receipt of Distribution. Except as otherwise provided in paragraph (c), the Sponsor shall provide a Member a written notice explaining the terms and conditions of each retirement option, and in particular (1) the automatic QJSA or life annuity, (2) the Member’s right to make, and the effect of, a waiver of the automatic QJSA, (3) the right of the Member’s Spouse to consent or not to consent to such a waiver, (4) the right to make, and the effect of, a revocation of a previous waiver or election, (5) the eligibility conditions and other material features of the optional forms of benefit, and, if applicable (6) the Member’s right to defer receipt of the Member’s distribution. The notice shall also either contain (1) a description, that is specific to the Member, of the financial effect of the Member selecting an optional form of benefit or (2) a general description of the financial effect of the election that complies with the requirements of Department of Treasury Regulations issued under section 417 of the Code. If a general description of the financial effect of the election is included in the notice, the notice must also be accompanied by a statement that includes an offer to provide, upon the Member’s request, a statement of financial effect and a description of how the Member may obtain this additional information. The notice shall also either contain (1) a description, that is specific to the Member, of the relative values of the optional forms of benefit compared to the value of the QJSA or (2) a general description of the relative values that complies with the requirements of Department of Treasury Regulations issued under section 417 of the Code. If a general description of the relative values is included in the notice, the notice must also be accompanied by a statement that includes an offer to provide, upon the Member’s request, a comparison of relative values that is specific to the Member for any presently available optional form of benefit and a description of how the Member may obtain this additional information. The notice requirements set forth in this paragraph (a) are collectively referred to as the “QJSA Notice.
(b) Time for Giving QJSA Notice. Except as specified below in this paragraph (b) or as permitted under Section 6.18, the QJSA Notice shall be provided to a Member during the period beginning 90 days before his Annuity Starting Date and ending 30 days before his Annuity Starting Date (or as soon after the expiration of such period as is administratively practicable). If the

Member, after having received the QJSA Notice, affirmatively elects a form of distribution with the consent of the Member’s Spouse (if necessary), the 30-day timing requirement of this paragraph (b) will not apply if all of the following conditions are satisfied: (1) the Sponsor informs the Member in writing that the Member has a right to at least 30 days to consider whether to waive the QJSA and consent to a form of distribution other than a QJSA, (2) the Member is permitted to revoke an affirmative distribution election at least until the Annuity Starting Date, or, if later, at any time prior to the expiration of the seven-day period that begins the day after the QJSA Notice is provided to the Member, (3) the Annuity Starting Date is after the date the QJSA Notice is provided to the Member, and (4) a distribution of the Member’s benefit in accordance with the Member’s affirmative election does not commence before the expiration of the seven-day period that begins the day after the QJSA Notice is provided to the Member. The 90-day timing requirement of this paragraph (b) will not be failed merely because, due solely to administrative delay, a distribution commences more than 90 days after the QJSA Notice is provided to the Member.
(c) Exception for Members with Small Benefit Amounts. Notwithstanding the preceding provisions of this Section, no QJSA Notice shall be provided to the Member if his benefit is payable in a lump sum under Section 6.03.
10. Effective 180 days following the adoption of this Amendment, Section 6.18(a) of the Plan is completely amended and restated to provide as follows:
6.18 Failure to Timely Provide QJSA Notice Prior to the Originally Scheduled Payment Date.
(a) Choice of Annuity Starting Dates. If for any reason a QJSA Notice is not provided to a Member prior to his originally scheduled Annuity Starting Date (his “Retroactive Annuity Starting Date”), the Member shall have the right to elect to receive his Plan benefits calculated as of either (1) his Retroactive Annuity Starting Date, or (2) the date for which the payment of his benefits will be rescheduled to commence (his “Prospective Annuity Starting Date”).

IN WITNESS WHEREOF, the Sponsor has executed this Agreement this 1st day of May, 2007.

QUANEX CORPORATION

By:	/s/ KEVIN P. DELANEY

Title:	Senior Vice President-General Counsel and Secretary